UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2007

Modtech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Director.

On September 7, 2007, we received the resignation of Charles R. Gwirtsman as a director of the company. There was no known disagreement with Mr. Gwirtsman on any matter relating to our operations, policies, or practices. Mr. Gwirstman indicated he needed to devote his full time and attention to his duties as Co-Founder and Managing Director of KRG Capital Partners, LLC (“KRG”), a middle-market private equity firm. KRG recently closed Fund IV at over $1.5 billion which required Mr. Gwirtsman to give up business activities that did not directly involve KRG. We appreciate the many contributions of Mr. Gwirtsman over the years and wish him success in the future. We have not yet identified a replacement for Mr. Gwirtsman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 10, 2007

Modtech Holdings, Inc.

	by:	/s/ Kenneth S. Cragun
Kenneth S. Cragun Chief Financial Officer